Exhibit 11.1

Consent of Independent Auditor

We consent to the use of our report dated April 21, 2022 in Form 1-K, with respect to the consolidated financial statements of Fundrise Growth eREIT VI, LLC, included herein.

/s/ KPMG LLP

McLean,Virginia

April 21, 2022